SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                         ------------------------------


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933


                             ARETE INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


        COLORADO                                              84-1063149
-------------------------------                         --------------------
(State or Other Jurisdiction of                           (I.R.S.  Employer
Incorporation or Organization)                            Identification No.)


2955 Valmont Rd., Suite 310, Boulder, Co.                           80302
--------------------------------------                           ------------
(Address of Principal Offices)                                    (Zip Code)


                  2000 Omnibus Stock Option and Incentive Plan
          Recent and Residual Grants under 1998 and 1999 Omnibus Stock
                            Option and Incentive Plan
                         Greg Lowe Consulting Agreement
             Convertible Note for Accrued Salary for Thomas P. Raabe
            --------------------------------------------------------
                            (Full Title of the Plan)


    Thomas P. Raabe, 2955 Valmont Street, Suite 310, Boulder, Colorado 80302
    -------------------------------------------------------------------------
                     (Name and Address of Agent for Service)


                                 (303) 247-1313
                     ---------------------------------------
                     (Telephone Number, Including Area Code,
                              of Agent for Service)


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: [ X ]


                         CALCULATION OF REGISTRATION FEE

Title of Each Class                     Proposed Maximum        Proposed Maximum        Amount of
of Securities           Amount to be    Offering Price          Aggregate               Registration
to be Registered        Registered      Per Share               Offering Price (F1)     Fee
------------------      ------------    -----------------       -------------------     -------------


Common                  50,000,000      $0.046                  $2,300,000              $607


(F1) Calculated based the most recent closing high bid for the common stock of the Company on the NASDAQ OTC Bulletin Board.

Plan is not subject to ERISA.


                                     PART II

               Information Required in the Registration Statement


Item 3. Incorporation of Documents by Reference.

The following documents including all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference into this Registration Statement, and made a part hereof:

     (a) The Registrant's latest annual report and proxy statement for the fiscal year ended December 31, 1999.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of such fiscal year;

     (c)  Not applicable.


Item 4. Description of Securities.

          Not Applicable


Item 5. Interests of Named Experts and Counsel.

          Not applicable.

Item 6. Indemnification of Directors and Officers.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is set forth in the Company's Articles of Incorporation, as amended, in provisions substantially identical to provisions of the Colorado Business Corporation Act, as amended. The Articles of Incorporation provide that control persons, officers and directors shall be indemnified to the fullest extent permitted under such law as it may be amended from time to time. Similarly, as provided in the Colorado Business Corporation Act, the Articles of Incorporation, as amended provide that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or to its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for acts specified under Section 7-108-401 et. seq. of the Colorado Business Corporation Act (or similar provision under any amendment thereto); or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

          Not Applicable.


Item 8. Exhibits.

          See  - Exhibits and Exhibit Index following the Signature Page hereof.


Item 9. Undertakings.

          The Undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)to include any  additional or changed  material  information with respect to the plan of distribution. Except that, with respect to issuers filing a Registration Statement on Form S-8, subparagraphs (i) and (ii) of this paragraph do not apply, and the information required in a post- effective amendment is incorporated by reference from periodic reports filed by the Issuer under the Exchange Act.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on June 8, 2000.


REGISTRANT: ARETE INDUSTRIES, INC.

By: /s/ THOMAS P. RAABE
    --------------------------------------------
    Thomas P. Raabe, Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Thomas P. Raabe                                           Date: June 8, 2000
----------------------------------------                            ------------
Thomas P. Raabe
Director and Principal Executive Officer


/s/ Thomas Y. Gorman                                         Date:  June 8, 2000
-------------------------------------------------------             ------------
Thomas Y. Gorman
Director and Principal Financial and Accounting Officer

                                  EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION                            LOCATION
----------      -----------------------         -------------------------------

EX-4            Instruments   defining          Incorporated   by  reference
                Rights  of securities           from Form 10-QSB for the period
                holders                         ended September 30, 1998,
                                                Exhibit 3, thereof as filed
                                                with the Commission on
                                                November 20, 1998.

EX-5           Opinion re: legality             EX-5

EX-25          Consents of experts              EX-25.1, 25.2 and 25.3
               and counsel